                             [TIDEWATER LETTERHEAD]

                                                                   PRESS RELEASE



     FOR RELEASE @ 1:30 P.M. CST, FEB. 20, 1998

  TIDEWATER COMPLETES SALE OF ITS NATURAL GAS COMPRESSION BUSINESS

     NEW ORLEANS, FEB. 20, 1998 - Tidewater Inc. (NYSE: TDW) announced today it has completed the previously reported sale of its natural gas compression business, Tidewater Compression Service, Inc., to Castle Harlan Partners III, L.P.

     William C. O'Malley, chairman, president and chief executive officer of Tidewater, said: "We are pleased that all terms of the sales agreement have been satisfied and that the transaction is now complete. It is a positive result for all the parties involved. For Tidewater, it will allow management to focus its efforts on our core worldwide marine transportation services business."

     New Orleans-based Tidewater owns and operates more than 700 work boats, the world's largest fleet of vessels serving the international offshore energy industry.


                                      -30-


Contact: Ken C. Tamblyn (504) 568-1010